Exhibit 23.1

DE MEO, YOUNG, MCGRATH
A PROFESSIONAL SERVICES COMPANY

SUITE 517	SUITE 411
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
www.dymco.net	www.dymco.net

Anthony De Meo, CPA*, ABV,PFS	Michael I. Bloom, CPA
Robert E. McGrath, CPA	Donald J. Campagna, CPA*, CFP
David I. Stockwell, CPA	Lawrence E. DeBrunner, CPA
Barry E. Waite, CPA	—————————
Roberta N. Young, CPA	*regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form SB-2/A, covering the registration of 36,299,592 shares of common stock, of our report dated October 11, 2005 included in the annual report on Form 10-KSB/A of Ignis Petroleum Group, Inc. for the year ended June 30, 2005, and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ DeMeo, Young, McGrath

Fort Lauderdale, Florida,

April 14, 2006

DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;
PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS